Exhibit 2.23
PELANGIO MINES INC.
FORM 51-102F3
MATERIAL CHANGE REPORT
Item 1. Name and Address of Company
Pelangio Mines Inc.
440 Harrop Drive, 2nd Floor
Milton, Ontario L9T 3H2
Item 2. Date of Material Change
April 22, 2008
Item 3. News Release
Pelangio Mines Inc. (“Pelangio” or the “Company”) disseminated a press release (the “Press Release”) on April 22, 2008 via Canada Newswire—Toronto, Ontario.
Item 4. Summary of Material Change
Pelangio announced that its shareholders had approved its previously announced proposal to spin-out by way of a plan of arrangement all of its assets, other than 19 million shares of Detour Gold Corporation (“Detour”), to Pelangio Exploration Inc. (“Newco”), a newly formed Alberta corporation.
Item 5. Full Description of Material Change
Pelangio announced that its shareholders had approved the spin-off by way of a plan of arrangement (the “Arrangement”) of all of its assets, other than 19 million common shares of Detour and certain working capital, to Newco.
On the effective date of the Arrangement (the “Effective Date”), which is expected to occur on June 14, 2008, shareholders of Pelangio will receive one common share of PDX Resources Inc. (“PDX”, the new name of Pelangio) and one common share of Newco for each common share of Pelangio that they held prior to the Effective Date.
Following the Effective Date, PDX’s common shares are expected to trade on the Toronto Stock Exchange (“TSX”), subject to complying with the continued listing requirements of the TSX. Pelangio has received conditional listing approval for the continued listing of its common shares (under its new name PDX) on the TSX following the Arrangement and Newco has made an application to the TSX Venture Exchange (“TSX-V”) for the listing of the Newco common shares. Listing will be subject to Newco meeting original listing requirements of the TSX-V, receiving approval of the TSX-V and meeting all conditions of listing imposed by the TSX-V.

There is no assurance as to if and when the common shares of Newco will be listed for trading on the TSX-V.
The implementation of the Arrangement is subject to, among other things: court and regulatory approvals, including TSX acceptance of the Arrangement and conditional listing approval of the Newco common shares on the TSX Venture or such other exchange or market as is acceptable to Pelangio; and receipt by Pelangio of an advance tax ruling from the Canada Revenue Agency confirming that the Arrangement may be completed on a tax neutral basis for Pelangio and its shareholders. There is no assurance that the TSX-V or any other exchange or market will provide conditional listing approval for the common shares of Newco or that the Canada Revenue Agency will provide an advance tax ruling. Under the terms of the Arrangement, however, Pelangio may waive the requirement that it obtain an advance tax ruling and may therefore proceed with the Arrangement in such ruling’s absence.
For further information regarding the material change, refer to the attached copy of the Press Release.
Forward Looking Statements
Certain statements herein may contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Forward-looking statements or information appear in a number of places and can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements and information include statements regarding the implementation of the Arrangement. With respect to forward-looking statements and information contained herein, we have made numerous assumptions, including the ability of the Company to meet the conditions to implement the Arrangement. Forward-looking statements and information are by their nature based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Such risks include the failure to meet the conditions to implement the Arrangement. See our annual information form, our management information circular dated March 19, 2008 (the “Circular”) and our quarterly and annual management’s discussion and analysis for additional information on risks and uncertainties relating to the forward-looking statement and information. There can be no assurance that a forward-looking statement or information referenced herein or in the Circular will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Also, many of the factors are beyond the control of Pelangio or Newco. Accordingly, readers should not place undue reliance on forward-looking statements or information. We undertake no obligation to reissue or update any forward looking statements or information except as required by law. All forward-looking statements and information herein are qualified by this cautionary statement.
Item 6. Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable
Item 7. Omitted Information
No information has been omitted in respect of the material change.
Item 8. Executive Officer
Ingrid Hibbard, President and Chief Executive Officer, 905-875-3828.
Item 9. Date of Report
May 6, 2008

Pelangio Mines Inc. 440 Harrop Dr., 2nd Floor Milton, Ontario L9T 3H2 Phone (905) 875-3828 Fax (905) 875-3829
NOT FOR DISSEMINATION IN THE UNITED STATES
NEWS RELEASE
PELANGIO SHAREHOLDERS APPROVE ARRANGEMENT
TORONTO, Ontario (April 22, 2008) – Pelangio Mines Inc. (PLG:TSX) (“Pelangio” or the “Company”) is pleased to announce that shareholders have approved the spin-off by way of a plan of arrangement (the “Arrangement”) of all of its assets, other than 19 million common shares of Detour Gold Corporation (“Detour Gold”) and certain working capital, to Pelangio Exploration Inc. (“Newco”). The special resolution approving the Arrangement was approved by over 99% of the common shares represented at the meeting.
“We are pleased that our shareholders have overwhelmingly recognized the value maximizing potential of the Arrangement,” stated Ms. Ingrid Hibbard, President and Chief Executive Officer of the Company. “We expect that the Arrangement will reduce the discount in our share price relative to the value of our holding of Detour Gold common shares, and will allow the market to fairly value our promising Obuasi property in Ghana, which has yet to be attributed any value.” Ms. Hibbard continued, “We will continue to monitor our investment in Detour Gold, with the intention of further maximizing its value for our shareholders in the future.”
On the effective date of the Arrangement (the “Effective Date”), which is expected to occur on June 14, 2008, shareholders of Pelangio will receive one common share of PDX Resources Inc. (“PDX”, the new name of Pelangio) and one common share of Newco for each common share of Pelangio that they held prior to the Effective Date.
Share certificates representing common shares of Pelangio prior to the Effective Date will represent common shares of PDX following the Effective Date. These share certificates will be replaced over time by share certificates issued with the name PDX, for example when share certificates are presented to the transfer agent for transfer. Shareholders will also be entitled to request a replacement share certificate reflecting the new name. As soon as practicable after the Effective Date, Newco shall cause to be issued and delivered to the registered holders of common shares of Newco at the Effective Date, share certificates representing the number of common shares of Newco to which such holders are entitled.
Following the Effective Date, PDX’s common shares are expected to trade on the Toronto Stock Exchange (“TSX”), subject to complying with the continued listing requirements of the TSX. Pelangio has received conditional listing approval for the continued listing of its common shares (under its new name PDX) on the TSX following the Arrangement and Newco has made an application to the TSX Venture Exchange (“TSX-V”) for the listing of the Newco common shares. Listing will be subject to Newco meeting original listing requirements of the TSX-V, receiving approval of the TSX-V and meeting all conditions of listing imposed by the TSX-V. There is no assurance as to if and when the common shares of Newco will be listed for trading on the TSX-V.
The implementation of the Arrangement is subject to, among other things: court and regulatory approvals, including TSX acceptance of the Arrangement and conditional listing approval of the
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Newco common shares on the TSX Venture or such other exchange or market as is acceptable to Pelangio; and receipt by Pelangio of an advance tax ruling from the Canada Revenue Agency confirming that the Arrangement may be completed on a tax neutral basis for Pelangio and its shareholders. There is no assurance that the TSX-V or any other exchange or market will provide conditional listing approval for the common shares of Newco or that the Canada Revenue Agency will provide an advance tax ruling. Under the terms of the Arrangement, however, Pelangio may waive the requirement that it obtain an advance tax ruling and may therefore proceed with the Arrangement in such ruling’s absence.
About Pelangio
Pelangio is a gold exploration company active in the top-ranked mining jurisdictions in the world, Canada and Ghana. The Company’s main focus is to advance its exploration programs on its premier land position in Ghana totaling 290 square kilometres, located on strike and adjacent to AngloGold Ashanti’s Obuasi gold mine.
Pelangio also has a 49.0% equity interest in Detour Gold, which controls the Detour Lake advanced gold exploration project. The near-term objective of Detour Gold is to advance the Detour Lake project to development and production.
For additional information, please visit our website at www.pelangio.com or contact:
Ingrid Hibbard, President & CEO or
Warren Bates, Vice President Exploration
Tel: 905-875-3828 / Toll-free: 1-877-746-1632 / Email: info@pelangio.com
Forward Looking Statements
Certain statements herein may contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Forward-looking statements or information appear in a number of places and can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements and information include statements regarding the implementation of the Arrangement. With respect to forward-looking statements and information contained herein, we have made numerous assumptions, including the ability of the Company to meet the conditions to implement the Arrangement. Forward-looking statements and information are by their nature based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Such risks include the failure to meet the conditions to implement the Arrangement. See our annual information form, our management information circular dated March 19, 2008 (the “Circular”) and our quarterly and annual management’s discussion and analysis for additional information on risks and uncertainties relating to the forward-looking statement and information. There can be no assurance that a forward-looking statement or information referenced herein or in the Circular will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Also, many of the factors are beyond the control of Pelangio or Newco. Accordingly, readers should not place undue reliance on forward-looking statements or information. We undertake no obligation to reissue or update any forward looking statements or information except as required by law. All forward-looking statements and information herein are qualified by this cautionary statement.
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